UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2005

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16053	87-0475073
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Allerman Road, Oakland, New Jersey    07436
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (201) 236-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2005, pursuant to a Common Stock Purchase Agreement, we sold an aggregate of 500,000 restricted and unregistered shares of our common stock at a price of $2 per share to MicroCapital Fund LP and MicroCapital Fund Ltd. for aggregate gross proceeds of $1,000,000. MicroCapital Fund LP purchased 375,000 shares and MicroCapital Fund Ltd. purchased 125,000 shares. In connection with the sale, we granted the investors certain registration rights, agreeing to file a registration statement for the resale of restricted shares that they hold. The proceeds will be used for working capital.

Section 3.02 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to our issuance of 500,000 shares of common stock, which disclosure is incorporated herein by this reference. No brokers or placement agents were involved in the transaction. Each of the investors, MicroCapital Fund LP and MicroCapital Fund Ltd., represented to us that it was an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and that it was acquiring the securities for investment and not in connection with a distribution of the securities. The issuance and sale of these securities was made in reliance upon an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

Section 5 – Corporate Governance and Management

Item 5.02 Department of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Duncan Yates, our Vice President of Sales since July 2000, has notified us that he will be departing us effective March 11, 2005. Mr. Yates informs us he accepted an opportunity to join a medical service company as a principal of that company.

Section 8 – Other Events

Item 8.01 Other Events

We incorporated Media Sciences UK Limited as private limited company in the United Kingdom. The incorporation date is February 16, 2005. Media Sciences UK Limited will operate as a wholly-owned subsidiary of Media Sciences, Inc. Media Sciences, Inc. is our wholly-owned New Jersey subsidiary. Media Sciences UK Limited presently does not conduct substantive operations. We intend for Media Sciences UK Limited to employ one or more people in sales representation and support roles. All product sales of Media Sciences UK Limited are planned to be conducted through Media Sciences, Inc.

On March 2, 2005, Michael W. Levin, our President, Chief Executive Officer and Chairman, sold 100,000 shares of restricted common stock to MicroCapital Fund Ltd. in a private transaction. He sold the shares to MicroCapital Fund Ltd. at $2 per share, which is the same price as the shares that MicroCapital Fund Ltd. purchased from us on March 2, 2005.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number 3(i)(1) 10.1	Description of Exhibit Certificate of Incorporation of Media Sciences UK Limited, with Memorandum of Association Common Stock Purchase Agreement, dated March 2, 2005, with Registration Rights Agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: March 4, 2005	By: /s/ Michael W. Levin Michael W. Levin, President